U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                -----------------

                                    FORM 8-K
                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934


Date of Report (Date of earliest event reported):  APRIL 25, 2002
                                                  ----------------


                          HIENERGY TECHNOLOGIES, INC.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    WASHINGTON                    0-32093                 91-2022980
    ----------                    -------                 ----------
 (State or other                (Commission            (I.R.S. Employer
   Jurisdiction                 File Number)          Identification No.)
 of incorporation)


          10  MAUCHLY  DRIVE
          IRVINE,  CALIFORNIA                               92618
    --------------------------------------                  -----
   (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:  949.453.8862
                                                     ------------

                              SLW ENTERPRISES, INC.
                        4015 PALM-AIRE DRIVE WEST, #1002
                          POMPANO BEACH, FLORIDA 33069
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

                           FORWARD-LOOKING STATEMENTS

Except for the historical information presented in this document, the matters discussed in this Form 8-K, and specifically in the items entitled "Changes in Control of Registrant", "Acquisition or Disposition of Assets", "Other Events" and "Financial Statements and Exhibits", or otherwise incorporated by reference into this document contain "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "will", "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of
Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by the Registrant. The reader is cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements involve risks and uncertainties, including those identified within this Form 8-K and other filings with the SEC by the Registrant. The actual results that the Registrant achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and the Registrant assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by the Registrant in this Form 8-K and in the Registrant's other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Registrant's business.


ITEM  1.  CHANGES  IN  CONTROL  OF  REGISTRANT

Former shareholders of HiEnergy Microdevices, Inc., a Delaware corporation ("Sub"), have assumed control of HiEnergy Technologies, Inc. (formerly known as SLW Enterprises Inc.), a Washington corporation ("HiEnergy"), as the result of a voluntary share exchange transaction that closed on April 25, 2002. HiEnergy acquired approximately 92% of the issued and outstanding shares of Sub in the voluntary share exchange.

In the voluntary share exchange, HiEnergy issued approximately 14,380,000 shares of its common stock to former Sub shareholders in exchange for approximately 584,000 shares of Sub common stock. Pursuant to a Voluntary Share Exchange Agreement between HiEnergy and Sub, Rheal Cote canceled all but 300,000 of the 9,872,000 HiEnergy shares he owned prior to the closing of the voluntary share exchange. HiEnergy also simultaneously conducted a closing of its ongoing private placement of $1,225,000 for 1,225,000 shares of common stock sold at $1.00 per share. As a result of these transactions, the following table summarizes HiEnergy's capital structure:

                                            Number of Shares  % Ownership
                                            ----------------  -----------

     Pre-Exchange HiEnergy Shareholders         6,470,000         29.3%
     Private Placement Investors                1,225,000          5.6%
     Former Sub Shareholders                   14,380,000         65.1%


The amounts in the preceding table are approximate and may be subject to minor adjustment. In addition to the preceding transactions, HiEnergy and Dr. Bogdan Maglich, Sub's founder, agreed to cancel Dr. Maglich's Sub stock options in exchange for the grant of HiEnergy stock options on substantially the same terms and conditions. As a result of this agreement, Dr. Maglich will have options entitling him to acquire approximately 2,482,000 shares of HiEnergy common stock at approximately $0.134 per share.

The following table sets forth, as of April 26, 2002, persons known to HiEnergy to be the beneficial owner of more than five percent of its common stock.

--------------------------------------------------------------------------------
                                                            PERCENTAGE OF SHARES
              NAME               SHARES BENEFICIALLY OWNED   BENEFICIALLY OWNED
--------------------------------------------------------------------------------
Dr. Bogdan C. Maglich (1)                       11,135,722                45.3%
--------------------------------------------------------------------------------
Barry Alter (2)                                  1,542,500                 7.0%
--------------------------------------------------------------------------------
Octagon Capital Corporation (3)                  1,156,721                 5.2%
--------------------------------------------------------------------------------

(1) Includes 2,482,011 options that are currently exercisable by Dr. Maglich. Also includes 3,467,953 shares owned by Maglich Family Holdings, Inc. and 1,251,735 shares held by Advanced Project Group, Inc., for each of which Dr. Maglich is an officer, director and ten percent shareholder. Dr.
     Maglich disclaims beneficial ownership of the shares owned by Maglich Family Holdings, Inc. and Advanced Project Group, Inc. beyond the extent of his pecuniary interest. Dr. Maglich can be located at 10 Mauchly Drive, Irvine, California 92618.

(2)  Mr. Alter's business address is 10 Mauchly Drive, Irvine, California 92618.

(3) Octagon Capital Corporation's business address is 181 University Ave., Ste. 400, Toronto, Ontario Canada M5H 3M7.

With respect to the approximate 8% minority interest of Sub that remains, in the Voluntary Share Exchange Agreement HiEnergy agreed that in the event of any merger or other consolidation of Sub into HiEnergy, each remaining Sub shareholder will receive the greater of the market value of their Sub shares or shares in HiEnergy on the same terms as the voluntary share exchange. No remaining Sub shareholder would own five percent or more of HiEnergy's shares if they exchanged their Sub shares on the same terms as the voluntary share exchange.

The composition of HiEnergy's board of directors changed as a result of the voluntary share exchange. Dr. Maglich, a director and the founder of Sub, was elected chairman of HiEnergy's board of directors. The former board of directors of Sub was appointed to the board of HiEnergy. Mr. Alter remains on the board of HiEnergy. Mr. Cote, formerly a director of HiEnergy, resigned his position as director. The following table summarizes these changes in the control of HiEnergy at the board of directors level.

                            New Board of Directors
                            ----------------------
                                                                 Pre-Exchange
     Name                       Age       Position               Affiliation
     ---------------------  ------------  ---------------------  ------------
     Dr. Bogdan C. Maglich       64       Chairman of the Board      Sub
     Richard F. Alden            78       Director                   Sub
     Barry Alter                 46       Director                 HiEnergy
     Harb Alzuhair               64       Director                   Sub
     Edward R. Finch             82       Director                   Sub
     Greg Gilbert                54       Director                   Sub

Mr. Alter remains the president and chief executive officer of HiEnergy. Dr. Maglich has been appointed Chief Scientist of HiEnergy. Michal Levy, age 30, has been elected vice-president and secretary of HiEnergy, posts she previously held with Sub.

Other than the previously described changes in the shareholder base, directors and officers, HiEnergy is not aware of any arrangements that may result in a change in control.


ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

HiEnergy acquired Sub in a voluntary share exchange transaction that closed on April 25, 2002. HiEnergy acquired approximately 92% of the issued and outstanding shares of Sub in the voluntary share exchange, issuing approximately 14,380,000 shares of its common stock to former Sub shareholders in exchange for approximately 584,000 shares of Sub common stock. In addition, HiEnergy and Dr. Bogdan Maglich, Sub's founder, agreed to cancel Dr. Maglich's Sub stock options in exchange for the grant of HiEnergy stock options on substantially the same terms and conditions. As a result of this agreement, Dr. Maglich will have options entitling him to acquire approximately 2,482,000 shares of HiEnergy common stock at approximately $0.134 per share. The consideration for the acquisition was agreed between the respective boards of directors of HiEnergy and Sub based on arms-length negotiations, and each sophisticated shareholder of Sub was then given the opportunity to determine whether to participate in the voluntary share exchange. The following table summarizes the value of the consideration given for the approximate 92% interest in Sub.

                                                 Amount
                                               -----------
     Value of exchanged shares (1)             $14,380,000
     Value of Dr. Maglich option exchange (2)    2,150,000
                                               -----------
                                               $16,530,000
                                               ===========


(1) Value determined based on $1.00 per share, the price at which a cash private placement of $1,225,000 simultaneously closed.

(2) Value determined based on a net value per option of $0.866 (which represents the difference of the $1.00 per share cash private placement price minus each option's $0.134 per share exercise price) times the 2,482,000 underlying shares that Dr. Maglich may acquire.

The amounts in the preceding table are approximate and may be subject to minor adjustment. Prior to the acquisition, there were no material relationships between Sub and HiEnergy or any of its affiliates, directors, officers, or any associates of such directors or officers.

HiEnergy intends to continue the business of Sub, a brief description of which follows.

General
-------

     Sub is a privately held C corporation engaged in developing technology to remotely determine the empirical chemical composition of substances, including explosives, biological weapons and illegal drugs. Sub's technology is a "stoichiometric" confirmation detector that produces an unambiguous identification of chemical formulas and is also capable of producing imaging of the chemical formulas. Because "stoichiometric" detection produces an unambiguous identification of chemical formulas, it is a superior technology to "pattern recognition" confirmation detection, which only recognizes specific chemical formulas that the detector is programmed to identify. Confirmation detectors, which confirm the presence of specific chemicals in a scanned target, are distinguished from anomaly detectors, such as x-ray scanners, which merely identify objects fitting a certain profile that require further examination through some confirmation detection process. As a general proposition, anomaly detectors will give a high rate of "false positives" that must be further investigated while confirmation detectors will conclusively identify the target being scanned.

     The most commonly employed detection technology today is the x-ray, an anomaly detector. Certain versions of the x-ray known as a CT x-ray can retrieve precise three-dimensional ("3D") images of the density of objects. The x-ray is "chemically blind," and thus unable to identify the contents of a container without opening the container. As many travelers experience daily at US airports, once the x-ray identifies an anomaly, further investigation is required to determine whether a security threat is present.

     Sub is not aware of any other supplier or potential supplier of detection systems that are intended to perform remote, non-intrusive confirmation deciphering of the chemical formulas of concealed substances. Sub's technology can potentially be applied to a number of applications, including security screening, defense, and industrial quality control. Sub has developed two versions of its technology and is developing a third:

- SuperSenzor: Fixed or van mounted, generator-powered product that can locate a concealed substance within the item being scanned.

- Microsenzor: Portable, battery-powered, lower-cost system intended to accomplish the same objective.

- Minisenzor: A portable sensor using a miniature accelerator that is expected to be a substantial speed improvement over the Microsenzor.

     Patent applications for the SuperSenzor have been filed and are currently in the approval process. Sub expects the examination period to begin shortly and that patents may be granted in 2003.

     Sub was incorporated in Delaware in 1995 and maintains its principal office at 10 Mauchly Drive, Irvine, California, 92618. Prior to the acquisition, Sub was owned in majority by its Chairman and Chief Technology Officer, Dr. Bogdan Maglich.

The  Technology  and  Products
------------------------------

     Detection technology can be broadly divided into anomaly detectors and confirmation detectors. Anomaly detectors, such as x-ray scanners, identify anomalies that require further investigation to determine whether a threat is present. Confirmation detectors return a chemically specific result for a scanned sample. Pattern recognition confirmation detectors recognize specific chemical formulas that the detector is programmed to identify. "Stoichiometric" confirmation detectors produce an unambiguous identification of chemical formulas.

     Sub is not aware of any other functional stoichiometric confirmation detector in the world today. Sub has not identified any such detector being sold in the various markets it seeks to exploit. Sub has not encountered any patents or patent applications for any such detectors in the prosecution of the patent it has filed for its technology.

     The products Sub is developing are based on a unique proprietary detection technology using the physical law that the gamma spectrum emitted from a collision between a neutron and an atom in the target has a unique signature. Combining information on the neutron's direction of travel with its length of travel provides the position in space of the nucleus impacted. A proprietary processor synthesizes the gamma spectrum data and outputs both the precise molecular makeup (also known as stoichiometry) of the irradiated specimen as well as its coordinates. In this manner, SuperSenzor performs remote, non-intrusive deciphering of the chemical formulas of concealed substances and can "see through" metals and other materials. Further, it does this analysis without the need of being in close proximity with the target for inspection or chemical identification.

     SuperSenzor has been demonstrated to accurately retrieve the empirical chemical formula of an explosive simulant from a distance of 3 feet through three-fourths of an inch of steel, as well as through 6 inches of soil. SuperSenzor has deciphered the chemical formula of cocaine simulant buried in rice with accuracy so great that fine differences between the formulas of cocaine simulant and true cocaine were discerned. Sub is unaware of any prior demonstrations in the history of analytic chemistry where empirical chemical formulas have been stoichiometrically deciphered (a) on a timely basis, (b) without sampling and (c) through barriers.

     Sub has also developed Microsenzor, a one-man portable version of SuperSenzor, with the testing financed by the US Department of Defense. Microsenzor operates from a short range, a few inches from the object inspected. It is 100 times slower than the SuperSenzor, making it suitable for more static environments. Sub believes that certain prospective customers will view its lower unit cost and relative ease of transport as advantages. These prospective customers would choose Microsenzor for security applications and industrial applications where using a SuperSenzor would not be feasible or efficient. The Minisenzor that Sub is working on is expected to perform in a manner similar to the Microsenzor, but with a substantial speed improvement.

System  Requirements
--------------------

     The  major  components  of  the  SuperSenzor  and  Microsenzor  are:

     The SuperSenzor has four key elements:

     1)   The  accelerator  which  produces  a  stream  of  fast  neutrons.
     2)   The  detector  of  gamma  rays  generated  by  the  target.
     3) The gammalyzer, which detects and analyzes the alpha particles to determine location and physical data.
     4)   The  control  computer  and software for interface and system control.

None of these elements require an increase in performance parameters to make the initial production models of the SuperSenzor, although design modifications may be required to coordinate the elements into an integrated production line.

     The  Microsenzor  has  three  key  elements:

     1)   A  neutron  source  via  isotope  production.
     2)   The  detector  of gamma rays, similar to that used in the SuperSenzor.
     3)   The  control  computer  software  for  interface  and  system control.


The Microsenzor provides only chemical formulas as its result, not imaging as well.

Business  Strategy
------------------

     Sub believes that its keys to success will be conversion of its proprietary technology into products, marketing the advantages of the technology over existing capabilities, and developing partnerships with systems integrators and prime contractors.

     To facilitate its marketing of the advantages of its technology over existing capabilities, Sub plans to focus on customer awareness and implement a customer development program. To increase customer awareness, Sub plans to gain an understanding of the specific requirements for target customers and explain how Sub's technology can satisfy their requirements. Sub anticipates that this will be done through technical presentations, on-site demonstrations, publishing articles in technical journals, speaking at technical conferences, and creating opportunities to give interviews and generate media attention. Sub expects that its customer development program will include developing a close relationship with the appropriate technical officers within a target customer's organization. The program includes describing to the technical personnel how the technology can apply to their applications and requirements. Sub may provide assistance in developing specifications and statements of work and budgets and by providing additional briefings to higher levels of management in the organization.

     Sub also believes that developing strategic relationships with suppliers of current security screening products will help its success. Sub believes that this will give Sub quicker access to markets through its partners' established channels and customers. For example, Sub has had discussions with an x-ray screening machine supplier regarding integrating its SuperSenzor technology into the supplier's x-ray-scanning machine.

     To facilitate international sales, Sub also expects to work with a network of representatives located in countries with identified opportunities. Sub plans to select these representatives based on their track record in selling to the target customers and to compensate them on a commission basis tied to the contract sales price. Sub has identified some of the prospective representatives it would like to retain.

Market  Analysis
----------------

     Sub believes that the SuperSenzor and Microsenzor technology ultimately has broad application to a large number of market areas. Sub sees its challenge as focusing on a limited number of areas that offer the best prospects for short-term, high-margin business. Sub is currently focused on two market segments that would potentially benefit from its technology:

- Stoichiometric Luggage Screening Systems: Sub believes that its SuperSenzor technology can be integrated into luggage screening systems at passenger airports throughout the world to significantly reduce false alarm rates and to identify a wider variety of substances than current anomaly detection scanning systems. Sub anticipates producing a system that will screen an entire luggage cart at a time on a confirmation detection basis, as opposed to the current systems that screen only one bag at a time on an anomaly detection basis. Although these systems will be more expensive than a single-piece luggage screening system, Sub believes that large airports and major airlines will be willing to pay a higher price because of increased time efficiency. In addition to these airports and airlines, Sub has identified the FAA, the Transportation Security Administration, and similar agencies in various countries throughout the world as potential purchasers.

- Confirmation Sensor for Demining: Sub has identified governments and organizations dedicated to destroying landmines throughout the world as candidates for purchasing landmine detection systems. Current landmine detection systems succeed at identifying only metal casings and tend to yield a very high false alarm rate. In contrast, Sub believes its SuperSenzor will detect mines in both metal casings and plastic casings and reduce the false alarm rate. Sub recently had a grant of $70,000 approved by the US Department of Defense for testing its technology for anti-tank landmine detection and was invited to submit a Phase II proposal for up to $730,000 for additional in-depth testing of the technology.

     Sub intends to pursue other markets as well. During its coming fiscal year, which ends April 30, 2003, Sub plans to devote resources to exploiting the following markets:

- Customs Screening Systems: Sub expects that its technology can assist the U.S. Customs Service meet its need to screen whole trucks at a time for substances including drugs, biological warfare agents and explosives. Sub estimates that the U.S. Customs Service could constitute one-fourth of the worldwide market for such systems.

- Bio-Defense: Sub has identified agencies such as the Department of Defense, the U.S. Postal Service, Federal Bureau of Investigation, the National Institutes of Health and their foreign equivalents that have responsibility for detecting biological warfare agents as candidates for its SuperSenzor technology.

- Bomb Squad: Because police departments and the Bureau of Alcohol, Tobacco and Firearms have no certain method for determining if a suspicious object contains explosives, Sub has identified these agencies as its market for its Microsenzor technology.

- Industrial Quality Control: Sub has identified a wide variety of industrial applications for its SuperSenzor and Microsenzor, including detecting impurities in oil, gas, and gemstones, and providing qualitative elemental information for food products.

Marketing
---------

     The marketing strategy for Sub has several elements. These include customer awareness, customer program development, Congressional funding and support, international representation and strategic alliances.

     Many of Sub's anticipated initial "customers" and "users" are known or identifiable to the company. Lists of the entities are available in the public domain, and the challenge to management will be to determine the best target markets for the abilities of Sub.

     The need for explosive and biological identification is a key factor in Sub's assessment of the best target markets for its products. Sub believes the entire security and anti-terrorism market is a growing industry.

     Sub is aware of only a limited number of companies suited to meet this market demand, and Sub has already demonstrated in part the capabilities of its system to various governmental entities. In fact, Sub has submitted three single-source proposals for government contracts without competitive bidding requirements that have resulted in the award of government contracts without some of the delay ordinarily found in government contracting. Sub believes it has been able to submit single-source proposals successfully because of its technology's ability to analyze targets without invasive testing and the immediate need and desire for this ability.

     An additional area of marketing is the quality assurance and quality control business. With the advent of "security" for not only people, but the actual products they use, there is a growing market to make sure that someone does not cause panic and widespread terrorism by contamination. Contamination control of all kinds is ultimately perhaps Sub's largest market. Sub believes that its technology will be able to stoichiometrically analyze the contents of a given liquid or solid and provide an immediate warning if there are any chemicals or compounds that are not supposed to be present. Although Sub intends to begin pursuing this market in the coming fiscal year, the development of this market into a revenue-producing segment is a long-term project.

     Sub hopes to combine the effects of technical presentations to potential customers, news media demonstrations and public relations to create a "public demand" for the type of products to be produced by Sub. Publishing articles in technical journals, speaking at technical conferences and creating opportunities to give interviews will be a longer-term strategy to continue the public demand and awareness of the product.

     For the time being, Sub will try to segregate the deployment of its technology from the general public. Sub anticipates a potential adverse public reaction to the concept of "neutron bombardment." Sub believes that any public objections can ultimately be overcome through education. Neutron bombardment results in 10 to 100 times less tissue damage than x-ray bombardment. Fast neutrons, which are used in Sub's technology, do not produce the same radioactive environment as slow neutrons. Despite these facts, Sub proposes to use its technology only for checked baggage screening to avoid this adverse public reaction, instead of proposing to use its technology for carry-on baggage screening. As public knowledge and awareness increase, Sub believes that the broader array of uses for its technology will become available.

Competition
-----------

     Sub is not aware of any competing stoichiometric confirmation detector being sold in the various markets it seeks to exploit. Quantum Magnetics, recently acquired by InVision, has a pattern recognition confirmation detector for explosives based on magnetic pattern recognition. To the best of Sub's knowledge, the detector must be within two inches of the explosive to recognize it. Sub's fast neutron scanning is the only technology known to Sub to provide the chemical formula for conclusive identification of the target substance.

     From a market perspective, as opposed to a technical perspective, there are several other detection technologies being offered for explosive detection and drug interdiction. Two manufacturers currently are manufacturing CT x-ray scanning systems for explosive detection for the Federal Aviation Administration. These systems have relatively slow scan times and appear to have high false alarm rates. The two companies with FAA-approved systems are L-3 Communications systems and InVision. Other manufacturers of x-ray scanning systems include Perkin-Elmer and Rapiscan. With respect to these anomaly detector systems, Sub sees the real competition as being the challenge of educating the consumer either to incorporate or to substitute Sub's stoichiometric confirmation detector system.

     Sub's competitors are, however, more established than Sub with longer operating histories. They are well financed and have many contacts and connections in the industries in which they operate. There is no assurance that Sub will be able to compete effectively with these better-funded more-established competitors, even if Sub's technology represents a quantum improvement over theirs.

Intellectual  Property  Protection
----------------------------------

     Sub has filed patent applications for the SuperSenzor and a neutron microscope with the U.S. Patent Office, which are currently in the approval process. A provisional application was filed in June 1998. The full application was filed in June 1999. The neutron microscope concept was then added. The neutron microscope is a special version of the SuperSenzor that magnifies images and combines a chemically specific analysis designed to identify "inclusions" in gemstones, making it possible to determine their origins. Sub expects the patent examination period to begin shortly and that patents may be granted in 2003.

Properties
----------

     Sub leases its primary offices of approximately 1,000 square feet in Irvine, California on a month to month lease at a monthly rate of $1,600. The facilities are close to all necessary services, including laboratories at the University of California, Irvine which are currently used for certain developmental work. Sub is in the process of negotiating for the lease of 56,000 square feet of manufacturing facility space in Sacramento, California where manufacturing and specialized testing is expected to take place for both prototype and production fabrication. Sub does not anticipate that, in the near future, it will require significant facilities over and above those which are currently leased or available.


ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

Since Inception, March 24, 2000, the Company's principal accountant has been Manning Elliott, Chartered Accountants, of Vancouver, British Columbia. Effective May 7, 2002, the Board of Directors of the Company approved the change of accountants. On May 7, 2002, management of the Company dismissed Manning Elliott and engaged Singer Lewak Greenbaum and Goldstein of Los Angeles, California, as its independent public accountants to audit its financial statements.

The Company believes, and has been advised by Manning Elliott that it concurs with such belief, that, for the period ended April 30, 2000 and the fiscal year ended April 30, 2001 and in the subsequent periods through the date of dismissal, the Company and Manning Elliott did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Manning Elliott would have caused it to make reference in connection with its report on the Company's financial statements to the subject matter of the disagreement. The report of Manning Elliott on the Company's financial statements for the period ended April 30, 2000 and the fiscal year ended April 30, 2001, did not contain an adverse opinion or a disclaimer of opinion, but did contain a qualification that the financial statements were prepared under the assumption that the Company will continue as a going concern.

The Company has requested that Manning Elliott furnish a letter addressed to the U.S. Securities and Exchange Commission stating whether Manning Elliott agrees with the above statements, which letter accompanies this Form 8-K as an exhibit.

ITEM  5.  OTHER  EVENTS

Private  Placement
------------------

On April 25, 2002, HiEnergy conducted a closing of its ongoing private placement of $1,225,000 for 1,225,000 shares of common stock sold at $1.00 per share. This closing occurred based on HiEnergy successfully acquiring Sub in the voluntary share exchange reported in Items 1 and 2, above. The private placement offering was originally slated to close at the same time as the voluntary share exchange. HiEnergy extended the term of the offering to late May and increased the size of the offering to a maximum of 2,000,000 shares of HiEnergy common stock at $1.00 per share from a maximum of 1,500,000 shares of HiEnergy common stock at $1.00 per share. The offering and sale of the common stock has not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement. This disclosure is not an offer of securities or a solicitation of an offer to buy securities. Placements will be made only to accredited investors with preexisting contacts with HiEnergy and its authorized representatives.

Investors in the private placement have registration rights entitling them to have the resale of their HiEnergy shares registered for a period of six months. HiEnergy anticipates that those investors will have the opportunity to sell their shares of HiEnergy common stock through a registered offering within six months from the final closing of the offering.

Name  and  Headquarters  Change
-------------------------------

On April 30, 2002, HiEnergy filed Articles of Amendment to its Articles of Incorporation changing its name to HiEnergy Technologies, Inc., from SLW Enterprises Inc. On May 3, 2002, HiEnergy's ticker symbol on the OTC Bulletin Board changed to HIET from SLWE. On April 26, 2002, HiEnergy relocated its corporate headquarters to 10 Mauchly Drive, Irvine, California 92618, from 4015 Palm-Aire Drive West, #1002, Pompano Beach, Florida 33069.


ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

     (a)  Financial statements of business acquired.

     The financial statements required by Regulation S-B, Item 310(c) will be filed by subsequent amendment.

     (b)  Pro forma financial information.

     The pro forma financial information required by Regulation S-B, Item 310(d) will be filed by subsequent amendment.

     (c)  Exhibits.

Exhibit
Number        Description
------        -----------
 2.1          Voluntary  Share  Exchange Agreement dated March 22, 2002
 4.1          Specimen  Stock  Certificate
 4.2          Form  of  Registration  Rights  Agreement
 4.3          Form  of Amendment No. 1 to Registration Rights Agreement
16.1          Letter  of  Manning  Elliott
99.1          Press  release  dated  April 26, 2002

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      HIENERGY TECHNOLOGIES, INC.


   May 9, 2002                     By:  /s/  Barry Alter
-----------------                     -----------------------------
     (Date)                           Name:  Barry  Alter
                                           ------------------------
                                       Its:  President
                                           ------------------------

                                  EXHIBIT INDEX
Exhibit
Number        Description
------        -----------
 2.1          Voluntary  Share  Exchange Agreement dated March 22, 2002
 4.1          Specimen  Stock  Certificate
 4.2          Form  of  Registration  Rights  Agreement
 4.3          Form  of Amendment No. 1 to Registration Rights Agreement
16.1          Letter  of  Manning  Elliott
99.1          Press  release  dated  April  26,  2002